CONSENT OF MARK D. CRUISE

I hereby consent to the use of my name in connection with the following report and documents, which are being filed as exhibits to and incorporated by reference into the registration statement on Form 40-F of Cardero Resource Corp. (the “Company”) being filed with the United States Securities and Exchange Commission:

1.

The annual information form of the Company dated January 26, 2007, which includes reference to my name therein.

DATED  January 29, 2007

/s/ M. Cruise

Mark D. Cruise, EuroGeol.